UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017 (March 22, 2017)

PROPETRO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B
Midland, Texas 79701

(Address of principal executive offices and zip code)

(432) 688-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 22, 2017 (the “Closing Date”), ProPetro Holding Corp. (the “Company,” “we,” “us,” “our” and similar terms) completed its initial public offering (the “Offering”) of 25,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), 13,250,000 of which were sold by the Company and 11,750,000 of which were sold by certain selling stockholders, at a price to the public of $14.00 per share ($13.181 per share, net of the underwriting discount) pursuant to a Registration Statement on Form S-1, as amended (File No. 333-215940) (the “Registration Statement”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 8, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The material provisions of the Offering are described in the prospectus, dated March 16, 2017 (the “Prospectus”), filed by the Company with the Commission on March 20, 2017 pursuant to Rule 424(b)(4) under the Securities Act. The selling stockholders described in the Prospectus granted the underwriters an option for a period of 30 days to purchase up to an aggregate additional 3,750,000 shares of Common Stock at the initial offering price.

Stockholders Agreement

On the Closing Date, we entered into a stockholders agreement (the “Stockholders Agreement”) with Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP (collectively, “Energy Capital Partners”) that provides Energy Capital Partners certain rights to designate nominees for election to our board of directors (the “Board”). The Stockholders Agreement provides that, for so long as Energy Capital Partners beneficially owns at least 50% of our Common Stock then-outstanding, it will be entitled to designate such number of directors that would constitute a majority of the Board; for so long as Energy Capital Partners beneficially owns at least 30% of our Common Stock then outstanding, it will be entitled to designate one director fewer than the number of directors that would constitute a majority of the Board; for so long as Energy Capital Partners beneficially owns at least 20% of our Common Stock then-outstanding, it will be entitled to designate the greater of three directors and 25% of the total number of directors constituting the Board (rounded up to the next whole number; for so long as Energy Capital Partners beneficially owns at least 10% of our Common Stock then-outstanding, it will be entitled to designate the greater of two directors and 15% of the total number of directors constituting the Board (rounded up to the next whole number); and for so long as Energy Capital Partners beneficially owns at least 5% of our Common Stock then outstanding, it will be entitled to designate one director.

Energy Capital Partners will be entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term regardless of their beneficial ownership at such time. Energy Capital Partners will also have the right, but not the obligation, to designate at least one of their nominees as a member to each of the committees of our Board for so long as they are allowed to designate at least one director, subject to compliance with applicable law and stock exchange rules.

For so long as Energy Capital Partners holds at least 30% of our outstanding Common Stock, we and our subsidiaries will not, without the approval of Energy Capital Partners, (i) effect any transaction or series of related transactions involving a change of control of the Company (or enter into an agreement to take such action), (ii) issue additional shares of equity securities in the Company or any of the Company’s subsidiaries (excluding any stockholder approved equity compensation plans or intra-company issuances among the Company and its subsidiaries) or (iii) change the size of the Board.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and officers.  Each Indemnification Agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Bylaws.

A copy of the form of Indemnification Agreement was filed as Exhibit 10.1 to the Registration Statement and is incorporated herein by reference, and the foregoing description of the Indemnification Agreements is qualified in its entirety by reference thereto.

New Credit Agreement

On the Closing Date, we and ProPetro Services, Inc. (the “Borrower”) entered into a $150.0 million asset-based revolving credit facility (the “Facility”) with Barclays Bank PLC (as administrative agent) and the lenders party thereto (the “New Credit Agreement”).

The applicable margin on the Facility is determined by reference to a three-tier pricing grid based on availability under the Facility. The Borrower, at its option, may elect for loans drawn under the Facility to be based on either LIBOR or base rate, plus the applicable margin. The applicable margin on the Facility ranges from 1.75% to 2.25% (in the case of LIBOR loans) and 0.75% to 1.25% (in the case of base rate loans). The Facility does not contain a LIBOR floor.

The Borrower is required to pay an unused line fee on unutilized commitments under the Facility. The unused line fee is determined by reference to a two-tier grid based on availability under the Facility. The unused line fee ranges from 0.25% to 0.375% depending on the Borrower’s usage of the Facility.

The Facility contains a springing fixed charge coverage ratio (the “FCCR”). The FCCR is tested only if availability under the Facility falls below certain specified levels. If tested, the Borrower would need to demonstrate compliance with a 1.0x FCCR, on a quarterly basis, until such time as the Borrower has availability under the Facility in excess of certain specified levels for at least thirty consecutive days.

The Facility matures five years from the Closing Date.

The Facility is guaranteed by any domestic subsidiaries of the Borrower, subject to certain qualifications and exceptions. The Facility is secured by a first priority lien on, and security interest in, (i) substantially all assets and equity interests held by the Borrower and (ii) the equity interests we hold in the Borrower, subject to certain exceptions and excluded assets.

The Facility contains various covenants that restrict, among other things and subject to certain exceptions, our ability, as well as the ability of the Borrower and certain of its present and future subsidiaries to incur certain liens, incur indebtedness, change the nature of its business, undertake mergers and other fundamental changes, dispose of certain assets, make investments and restricted payments, amend its organizational documents or accounting policies, make early prepayments of certain debt, enter into dividend or lien blockers, enter into certain transactions with affiliates and, solely in our case, carry out certain activities.  Failure to comply with these covenants and restrictions could result in an event of default under the Facility. In such an event, we could not request borrowings under the Facility, and all amounts outstanding under the Facility, together with accrued interest, could then be declared immediately due and payable.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The descriptions of the Stockholders Agreement contained in Item 1.01 is incorporated into this Item 3.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*

Stockholders Agreement, dated as of March 22, 2017, by and among ProPetro Holding Corp., Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP.

10.1

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to ProPetro Holding Corp.’s Registration Statement on Form S-1 (Registration No. 333-215940) filed with the Commission on February 8, 2017.

10.2*

Credit Agreement, dated as of March 22, 2017 by and among ProPetro Holding Corp., ProPetro Services, Inc., Barclays Bank PLC, as Administrative Agent and Collateral Agent, a Letter of Credit Issuer and Swingline Lender, and each of the Lenders from time to time party thereto.

*                                         Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Dated: March 28, 2017	By:	/s/ Mark Howell
Mark Howell
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1*

Stockholders Agreement, dated as of March 22, 2017, by and among ProPetro Holding Corp., Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP.

10.1

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to ProPetro Holding Corp.’s Registration Statement on Form S-1 (Registration No. 333-215940) filed with the Commission on February 8, 2017.

10.2*

Credit Agreement, dated as of March 22, 2017 by and among ProPetro Holding Corp., ProPetro Services, Inc., Barclays Bank PLC, as Administrative Agent and Collateral Agent, a Letter of Credit Issuer and Swingline Lender, and each of the Lenders from time to time party thereto.

*                                         Filed herewith